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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 29, 1997
                                                         -------------


                      Laidlaw Environmental Services, Inc.
             ------------------------------------------------------
              (Exact name of Company as specified in its charter)


     Delaware                       1-8368                     51-0228924
-----------------------------------------------------------------------------
 (State or other                  (Commission                 (IRS Employer
   jurisdiction                   File Number)               Identification
 of incorporation)                                               Number)


         1301 Gervais Street, Suite 300, Columbia, South Carolina 29201
         --------------------------------------------------------------
           (Address of principal executive offices)       (Zip Code)


Company's telephone number, including area code: (803) 933-4200


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ITEM 5. OTHER EVENTS

Description of Common Stock

     General. Pursuant to the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of Laidlaw Environmental Services, Inc. (the "Company"), the authorized capital stock of the Company consists of 350,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $1.00 per share. As of July 9, 1997, 180,375,811 shares of Common Stock and no shares of preferred stock were issued and outstanding.

     The following description of the Common Stock is a summary, does not purport to be complete or to give effect to applicable statutory or common law and is subject in all respects to the applicable provisions of law, the Certificate of Incorporation and the Amended and Restated Bylaws of the Company (the "Bylaws") and the information herein is qualified in its entirety by this reference.

     The holders of a majority of the issued and outstanding Common Stock constitute a quorum at any meeting of the stockholders and the affirmative vote of a majority of the shares present is required for stockholder approval, except for certain proposals to amend the Certificate of Incorporation which require the affirmative vote of the holders of a majority of all outstanding Common Stock for approval. Other amendments to the Certificate of Incorporation concerning (a) special meetings of stockholders, (b) amendments to the Bylaws,
(c) certain provisions relating to the Board of Directors and (d) certain business transactions, when not approved by a majority of the Board of Directors, require the affirmative vote of 75% of all outstanding Common Stock for approval. Removal of any director or of the entire Board of Directors may be effected only for cause and only at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of 75% or more of the shares of the Company entitled to vote.

     The Company's Board of Directors is divided into three classes, each of which serves for a term of three years.

     Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which the stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors to be elected at a meeting. Subject to the terms of any outstanding series of preferred stock, the holders of Common Stock


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are entitled to dividends in such amounts and at such times as may be declared by the Company's Board of Directors out of funds legally available therefor. On liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of Common Stock have no redemption, conversion or preemptive rights.

     Special Provisions of the Certificate of Incorporation and Delaware Law. The provisions of the Certificate of Incorporation and the Bylaws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a stockholder.

     Pursuant to the Certificate of Incorporation, the Board of Directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, preferences and relative, participating, optional or other special rights as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of the Company.

     The Bylaws provide that stockholders' nominations for the Board of Directors must be timely received by the Company and must comply with specified form and content requirements. The Bylaws also provide that special meetings of stockholders may be called only by particular members of the Board of Directors or the President of the Company.

     Limitation of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") authorizes a corporation to limit or to eliminate the personal liability of directors to the corporation or its stockholders for monetary damages for breach of directors' fiduciary duty of care, provided that such provision does not limit or eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in
Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors to the Company or its stockholders to the fullest extent permitted by Section 102(b)(7).

     Indemnification. To the maximum extent permitted by law, the Bylaws provide for mandatory indemnification of current and former directors, officers, employees, agents and fiduciaries of the Company or of any other corporation, partnership, joint


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venture, trust, employee benefit plan or other enterprise which such indemnified persons is or was serving at the request of the Company (each, an "Indemnitee") against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Company or of such other enterprise. In addition, the Company must advance amounts to an Indemnitee for reasonable expenses incurred by or on behalf of him in connection with indemnifiable claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, it is the understanding of the Company that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Delaware Anti-Takeover Law. Section 203 of the DGCL generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years after the time that the stockholder became an Interested Stockholder unless (i) prior to such time, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) at or subsequent to such time, the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors then in office who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the


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corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board of Director's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate of Incorporation nor the Bylaws exclude the Company from the restrictions imposed by Section 203.

     Interested Stockholder Transactions. Pursuant to the Certificate of Incorporation, unless certain business combinations with an "Interested Stockholder" have been approved by a majority of the entire Board of Directors, such business combinations shall require the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company entitled to vote (the "Voting Shares"). An Interested Stockholder is defined in the Certificate of Incorporation to be any person who is (i) the beneficial owner, directly or indirectly, of more than 20% of the Voting Shares or (ii) an affiliate of the Company who at any time within the previous two years was the beneficial owner, directly or indirectly, of not less than 20% of the then outstanding Voting Shares or (iii) an assignee of shares of the Company's capital stock that were at any time within the previous two years beneficially owned, directly or indirectly, by an Interested Stockholder, if the assignment occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act. The types of business combinations as to which these provisions of the Certificate of Incorporation relate include: (i) mergers or consolidations of the Company or any of its subsidiaries with or into an Interested Stockholder or any other corporation which, after the merger or consolidation, would be an affiliate of an Interested Stockholder; (ii) any sale, lease or other disposition of assets of the Company or any of its subsidiaries having an aggregate fair market value of $5,000,000 or more to an Interested Stockholder or an affiliate thereof; (iii) the issuance or transfer of securities of the Company having an aggregate fair market value of $5,000,000 or more to an Interested Stockholder or an affiliate thereof; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company or (v) any reclassification of securities or recapitalization of the Company or any merger or consolidation of the Company with any of its subsidiaries or any similar transaction that has the effect of increasing the proportionate share of the outstanding shares of any class of equity or

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convertible securities of the Company or any of its subsidiaries which is owned by an Interested Stockholder or an affiliate thereof.

     Common Stock Purchase Rights. Each share of Common Stock outstanding includes one common stock purchase right (a "Right") which is non-detachable and non-exercisable until certain defined events occur, including certain tender offers or exchange offers or the acquisition by a person or group of affiliated or associated persons of 15% of the Company's Common Stock. Upon the occurrence of certain defined events, the Right entitles the holder to purchase additional stock of the Company or stock of an acquiring company at a 50% discount. The Rights expire on June 30, 1999 unless earlier redeemed by the Company at a price of $.01 per Right.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

     None

(b)  Exhibits

     See Exhibit Index.




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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: July 25, 1997                    By: /s/ Kenneth W. Winger
                                           -----------------------------
                                           Kenneth W. Winger, President
                                           and Chief Executive Officer


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                                 EXHIBIT INDEX

Exhibit
--------

4(i) Restated Certificate of Incorporation of the Company, filed as Exhibit 3(a) to the Company's Form 10-Q for the quarter ended May 31, 1997, is incorporated herein by reference.

4(ii)  Amended and Restated Bylaws of the Company.

4(iii) Rights Agreement, dated as of June 14, 1989 between Rollins
       Environmental Services, Inc. and Registrar and Transfer Company, as Rights Agent, as filed as an Exhibit to Form 8-K filed by the Company on June 13, 1995, is incorporated herein by reference.